EXHIBIT 10.1
AMENDMENT No. 1
TO
ASSET PURCHASE AGREEMENT AND PROMISSORY NOTE
This Amendment No. 1 (the “Amendment No. 1”) to the Asset Purchase Agreement and the Promissory Note is made and entered into between World Energy Solutions, Inc., a Delaware corporation (the “Buyer”), and Northeast Energy Solutions, LLC, a Connecticut limited liability company (the “Seller”) (together with World Energy, the “Parties”) as of October 20, 2011. Capitalized terms used herein have the respective meanings ascribed thereto in the Asset Purchase Agreement dated October 13, 2011 unless otherwise defined herein.
RECITALS
A.	The Buyer and the Seller previously entered into the Asset Purchase Agreement effective October 13, 2011.

B.	The Buyer issued a Promissory Note to the order of the Seller pursuant to the terms and conditions of the Asset Purchase Agreement.

C.	The Parties wish to modify certain terms of the Asset Purchase Agreements and the Promissory Note, subject to conditions set forth in this Amendment No. 1.
NOW THEREFORE, in consideration of mutual covenants, agreements and representations contained in this Amendment No. 1, the Asset Purchase Agreement, and the Promissory Note, the Parties hereto agree as follows:
1.	The last paragraph of Section 1.6 of the Asset Purchase Agreement shall be amended to read as follows:
“Upon attainment of the 2011 and/or 2012 earnout goals, the Seller will receive payment in the form of cash.”
2.	The third paragraph on the first page of the Promissory Note shall be removed in its entirety and replaced as follows:
“Except as otherwise provided below, on each of, July 2, 2012, October 1, 2012, and December 28, 2012 (each, a “Payment Date”), the Maker shall pay Payee, in lawful money of the United States by check payable to Payee and delivered to the Payee’s address stated above or at such other place as the Payee may designate, $1,000,000 of the unpaid principal amount of this Note, together with the accrued but unpaid interest on the unpaid principal balance of this Note (each such payment of principal and interest, a “Cash Payment”).”
3.
Conflict. In the event of any conflict between the provisions of this Amendment No. 1 and the provisions of the Asset Purchase Agreement and/or the Promissory Note, the provisions of this Amendment No. 1 shall prevail and the provisions of the Asset Purchase Agreement and/or the Promissory Note shall be deemed modified by this Amendment No. 1 as necessary to resolve such conflict.

4.
Effect of Amendment. Except as expressly amended by this Amendment No. 1 and/or by the preceding sentence, the terms and provisions of the Asset Purchase Agreement and the Promissory Note shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Asset Purchase Agreement and the Promissory Note to be duly executed by their respective authorized signatories as of the date first indicated above.

WORLD ENERGY SOLUTIONS, INC.

By:	/s/ Philip V. Adams
Name: Philip V. Adams
Title: President and COO

Address: World Energy Solutions, Inc. 446 Main Street Worcester, MA 01608 Attention: General Counsel

With a copy to (which shall not constitute notice):

Jeffrey Swaim, Esq. Mirick O’Connell 100 Front Street Worcester, MA 01608

NORTHEAST ENERGY SOLUTIONS, LLC

By:	/s/ Robert Boissonneault
Name: Robert Boissonneault
Title: Managing Member

Members:

/s/ Robert Boissonneault
Robert Boissonneault

/s/ Michael Santangelo
Michael Santangelo

/s/ Rick Galipeau
Rick Galipeau

Address: Northeast Energy Solutions LLC
2 Alcap Ridge Cromwell, CT 06416

With a copy to (which shall not constitute notice):

Michael Boiczyk, Esq.
Weber and Carrier, LLP
24 Cedar Street
New Britain, CT 01052